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                                                                    EXHIBIT 10.8



                                       FORM OF
                                 INSURANCE AGREEMENT


    This Insurance Agreement (the "AGREEMENT") is made and entered into as of
this [    ] day of [     ], 1997, by and among General Semiconductor, Inc., a
Delaware corporation ("GS"), NextLevel Systems, Inc., a Delaware corporation ("NEXTLEVEL SYSTEMS"), and CommScope, Inc., a Delaware corporation ("COMMSCOPE").

    WHEREAS, General Instrument Corporation, a Delaware Corporation ("GI"), NextLevel Systems, and CommScope have entered into that certain Distribution Agreement, dated as of June 12, 1997 (the "DISTRIBUTION AGREEMENT"), pursuant to which (i) GI and its Subsidiaries shall cause to be consummated the Corporate Restructuring Transactions in order to restructure, divide, and separate their existing businesses and assets so that (a) the NextLevel Systems Assets and NextLevel Systems Business shall be owned, controlled, and operated, directly and indirectly, by NextLevel Systems, (b) the CommScope Assets and CommScope Business shall be owned, controlled, and operated, directly and indirectly, by CommScope, and (c) the GS Assets and GS Business shall be owned, controlled, and operated, directly and indirectly, by GI, which will be renamed General Semiconductor, Inc., a Delaware corporation, immediately following the Distributions, (ii) GI shall distribute (the "NEXTLEVEL SYSTEMS DISTRIBUTION") to the holders of GI's outstanding shares of common stock, the outstanding shares of common stock of NextLevel Systems ("NEXTLEVEL SYSTEMS COMMON STOCK"), and (iii) NextLevel Systems shall distribute (the "COMMSCOPE DISTRIBUTION") to the holders of NextLevel Systems Common Stock (which holders also will be the stockholders of GI) of the outstanding shares of common stock of CommScope (such two distributions being collectively referred to as the "DISTRIBUTIONS"), upon the terms and subject to the conditions set forth in the Distribution Agreement;

    WHEREAS, GI, its Subsidiaries, and their respective predecessors have historically maintained various Policies for the benefit or protection of one or more of the NextLevel Systems Covered Persons, the CommScope Covered Persons, and the GS Covered Persons;

    WHEREAS, in connection with the transactions contemplated by the Distribution Agreement, GI, NextLevel Systems, and CommScope have determined that it is necessary and desirable to provide for the respective continuing rights and obligations in respect of said Policies from and after the NextLevel Systems Distribution Date; and

    WHEREAS, pursuant to the Distribution Agreement the parties hereto have agreed to enter into this Agreement.

    NOW THEREFORE, in consideration of the mutual agreements, provisions, and covenants contained in this Agreement and the Distribution Agreement, the parties hereto hereby agree as follows:


                                      ARTICLE I

                                     DEFINITIONS

    1.1 GENERAL. Unless otherwise defined herein or unless the context otherwise requires, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

    "AGREEMENT" shall mean this Insurance Agreement, dated as of [          ],
1997, by and among GS, NextLevel Systems, and CommScope, including any amendments hereto and each Schedule attached hereto.


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    "CABLE MANUFACTURING BUSINESS" shall mean, when unqualified, the CommScope
Assets, CommScope Liabilities, and/or CommScope Business.

    "CLAIMS ADMINISTRATION" shall mean, with respect to any Policy, the processing of claims made under such Policy, including, without limitation, the reporting of losses or claims to insurance carriers and the management, defense, and settlement of claims.

    "CLAIMS DEPOSIT" shall mean the amount of funds, as of the NextLevel Systems Distribution Date, maintained by GI on deposit for the benefit of the insurance carriers under the Retrospective-Rated Policies.

    "CLAIMS-MADE" shall mean, with respect to any Policy, coverage provided by such Policy for claims made during a period specified therein.

    "CLAIMS-MADE POLICIES" shall mean those current and past Policies which are Claims-Made in nature, including but not limited to those Policies identified on SCHEDULE A hereto, which show GI or any of its predecessors (or such entity and its subsidiaries and/or affiliates) as the named insured, but excluding (i) any directors' and officers' liability insurance policies which are or were maintained by or on behalf of GI, (ii) the Exclusive Policies, and (iii) the Retrospective-Rated Policies.

    "COMMON POLICIES" shall mean the Claims-Made Policies, Occurrence-Based Policies, and Retrospective-Rated Policies.

    "COMMSCOPE ASSETS" shall have the meaning set forth in the Distribution Agreement.

    "COMMSCOPE BUSINESS" shall have the meaning set forth in the Distribution Agreement.

    "COMMSCOPE COVERED PERSON" shall mean each member of the CommScope Group and any other Person, in each case to the extent any Policy addressed herein purports to provide insurance coverage in respect of any claims, suits, actions, proceedings, injuries, losses, liabilities, occurrences, damages, or expenses incurred by such Person arising out of, in connection with, or otherwise related to the Cable Manufacturing Business.

    "COMMSCOPE DISTRIBUTION" shall have the meaning set forth in the recitals.

    "COMMSCOPE EXCLUSIVE POLICIES" shall mean all current and past Policies identified on SCHEDULE D hereto, which show CommScope, any other member of the CommScope Group, or any of their respective predecessors (or such entity and its subsidiaries and/or affiliates) as the named insured and do not purport to relate to the Communications Business or the Power Semiconductor Business or to cover any NextLevel Systems Covered Person or GS Covered Person, but excluding any Retrospective-Rated Policy.

    "COMMSCOPE GROUP" shall have the meaning set forth in the Distribution Agreement.

    "COMMSCOPE LIABILITIES" shall have the meaning set forth in the Distribution Agreement.

    "COMMUNICATIONS BUSINESS" shall mean, when unqualified, the NextLevel Systems Assets, NextLevel Systems Liabilities, and/or NextLevel Systems Business.

    "CORPORATE RESTRUCTURING TRANSACTIONS" shall have the meaning set forth in the Distribution Agreement.

    "COVERED PERSONS" shall mean (i) with respect to GS, the GS Covered Persons, (ii) with respect to NextLevel Systems, the NextLevel Systems Covered Persons, and (iii) with respect to CommScope, the CommScope Covered Persons.

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    "CURRENT CLAIMS-MADE POLICIES" shall mean the Claims-Made Policies in effect as of the NextLevel Systems Distribution Date, which Policies are set forth on SCHEDULE A hereto.

    "CURRENT OCCURRENCE-BASED POLICIES" shall mean the Occurrence-Based
Policies in effect as of the NextLevel Systems Distribution Date, which Policies are set forth on SCHEDULE B hereto.

    "DISTRIBUTION AGREEMENT" shall mean that certain Distribution Agreement, dated as of June 12, 1997, by and among GI, NextLevel Systems, and CommScope, including any amendments, exhibits, and schedules thereto.

    "DISTRIBUTIONS" shall have the meaning set forth in the recitals.

    "DISTRIBUTION TIME" shall mean the time at which the NextLevel Systems Distribution shall become effective.

    "EXCLUSIVE POLICIES" shall mean the NextLevel Systems Exclusive Policies and the CommScope Exclusive Policies.

    "GROUP" shall have the meaning set forth in the Distribution Agreement.

    "GS ASSETS" shall have the meaning set forth in the Distribution Agreement.

    "GS BUSINESS" shall have the meaning set forth in the Distribution
Agreement.

    "GS COVERED PERSON" shall mean each member of the GS Group and any other Person, in each case to the extent any Policy addressed herein purports to provide insurance coverage in respect of any claims, suits, actions, proceedings, injuries, losses, liabilities, occurrences, damages, or expenses incurred by such Person arising out of, in connection with, or otherwise related to the Power Semiconductor Business or the discontinued GI operations.

    "GS GROUP" shall have the meaning set forth in the Distribution Agreement.

    "GS LIABILITIES" shall have the meaning set forth in the Distribution Agreement.

    "INSURANCE ADMINISTRATION" shall mean, with respect to any Policy, the accounting for premiums, defense costs, indemnity payments, deductibles, and retentions, as appropriate, under the terms and conditions of such Policy, and the distribution of Insurance Proceeds.

    "INSURANCE PROCEEDS" shall mean those monies, net of any applicable premium adjustment, deductible, retention, or similar cost paid or held by or for the benefit of an insured party which are either (i) received by an insured from an insurance carrier, or (ii) paid by an insurance carrier on behalf of an insured.

    "LETTERS OF CREDIT" shall have the meaning set forth in Section 7.1 hereof.

    "NEXTLEVEL SYSTEMS ASSETS" shall have the meaning set forth in the Distribution Agreement.

    "NEXTLEVEL SYSTEMS BUSINESS" shall have the meaning set forth in the Distribution Agreement.

    "NEXTLEVEL SYSTEMS COMMON STOCK" shall have the meaning set forth in the recitals.

    "NEXTLEVEL SYSTEMS COVERED PERSON" shall mean each member of the NextLevel Systems Group and any other Person, in each case to the extent any Policy addressed herein purports to provide insurance coverage in respect of any claims, suits, actions, proceedings, injuries, losses, liabilities, occurrences, damages, or expenses incurred by such Person arising out of, in connection, with or otherwise related to the Communications Business.

    "NEXTLEVEL SYSTEMS DISTRIBUTION" shall have the meaning set forth in the recitals.

    "NEXTLEVEL SYSTEMS DISTRIBUTION DATE" shall have the meaning set forth in the Distribution Agreement.

    "NEXTLEVEL SYSTEMS EXCLUSIVE POLICIES" shall mean all current and past Policies, including but not limited to the current Policies set forth on SCHEDULE E hereto, which show NextLevel Systems, any other member of the NextLevel Systems Group, or any of their respective predecessors (or such entity and its subsidiaries and/or affiliates) as the named insured and do not purport to relate to the Cable Manufacturing Business or the Power Semiconductor Business or to cover any CommScope Covered Person or GS Covered Person, excluding (i) any directors' and officers' liability policies which are or were maintained by or on behalf of NextLevel Systems, and (ii) any Retrospective-Rated Policy.

    "NEXTLEVEL SYSTEMS GROUP" shall have the meaning set forth in the Distribution Agreement.

    "NEXTLEVEL SYSTEMS LIABILITIES" shall have the meaning set forth in the Distribution Agreement.

    "OCCURRENCE-BASED" shall mean, with respect to any Policy, coverage provided by such Policy for acts, omissions, damages, or injuries which occur or are alleged to have occurred during a period specified in such Policy.

    "OCCURRENCE-BASED POLICIES" shall mean those current and past Policies which are Occurrence-Based in nature, including but not limited to those policies identified on SCHEDULE B hereto, which show GI or any of its predecessors (or such entity and its subsidiaries and/or affiliates) as the named insured, but excluding (i) any directors' and officers' liability policies which are or were maintained by or on behalf of GI, (ii) the Exclusive Policies, and (iii) the Retrospective-Rated Policies.

    "PERSON" shall have the meaning set forth in the Distribution Agreement.

    "POLICIES" means insurance policies and insurance contracts of any kind (other than life and benefits policies or contracts), including, without limitation, primary, excess, and umbrella policies, commercial general liability policies, fiduciary liability, automobile, aircraft, property and casualty, workers' compensation, and employee dishonesty insurance policies, bonds, and self-insurance and captive insurance company arrangements, together with the rights, benefits, and privileges thereunder.

    "POWER SEMICONDUCTOR BUSINESS" shall mean, when unqualified, the GS Assets, GS Liabilities, and/or GS Business.

    "RETROSPECTIVE-RATED POLICIES" shall mean the Policies identified on SCHEDULE C hereto, together with all other current and past primary workers' compensation, automobile liability, and general liability (including products liability) Policies showing GI, any member of the NextLevel Systems Group, the CommScope Group, or the GS Group, or any of their respective predecessors (or such entity and its subsidiaries and/or affiliates) as the insured party and which are cost plus, fronting, high deductible, or retrospective premium programs.

    "SUBSIDIARY" shall have the meaning set forth in the Distribution
Agreement.

    "TERMINATION TIME" shall mean with respect to coverage under any Policy for any Covered Person, the time as of which coverage under said Policy is to be cancelled with respect to that Covered Person pursuant to the terms hereof.

    1.2 REFERENCES. References herein to a "Schedule" are, unless otherwise specified, to one of the Schedules attached to this Agreement, and references to an "Article" or a "Section" are, unless otherwise specified, to one of the Articles or Sections, respectively, of this Agreement.

                                     ARTICLE II

                              CANCELLATION OF POLICIES

    2.1 CURRENT OCCURRENCE-BASED POLICIES.  On or prior to the NextLevel
Systems Distribution Date, GI shall take or cause to be taken all necessary or appropriate action to cause the Current Occurrence-Based Policies identified on
SCHEDULE 2.1-A hereto to be cancelled as of, and to afford no future coverage to the insureds thereunder except as otherwise contemplated by this Agreement from and after, the Distribution Time, with respect to any NextLevel Systems Covered Person, CommScope Covered Person, or GS Covered Person.

    2.2 CURRENT CLAIMS-MADE POLICIES. On or prior to the NextLevel Systems Distribution Date, GI shall take or cause to be taken all necessary or appropriate action to cause the Current Claims-Made Policies identified on
SCHEDULE 2.2-A hereto to be cancelled as of, and to afford no future coverage to the insureds thereunder except as otherwise contemplated by this Agreement from and after, the Distribution Time, with respect to any NextLevel Systems Covered Person, CommScope Covered Person, or GS Covered Person.


                                     ARTICLE III

                                      COVERAGE

    3.1 MAINTENANCE OF COVERAGE THROUGH DISTRIBUTION TIME. From the date hereof up to the Distribution Time, the parties hereto agree to maintain (and to cause each member of their respective Groups over which they have legal or effective direct or indirect control to maintain) in full force and effect the Occurrence-Based Policies, Claims-Made Policies, and Retrospective-Rated Policies for the benefit of any NextLevel Systems Covered Person, CommScope Covered Person, and GS Covered Person to which such Policies by their terms relate.

    3.2 COVERAGE UNDER OCCURRENCE-BASED POLICIES.

    (a) TERMINATION OF COVERAGE UNDER OCCURRENCE-BASED POLICIES. The parties hereto agree to take or cause to be taken all necessary or appropriate action so that, notwithstanding anything to the contrary contained in any Occurrence-Based Policy, coverage under the Occurrence-Based Policies shall be terminated so that none of the Occurrence-Based Policies shall afford any future coverage to any NextLevel Systems Covered Person, CommScope Covered Person, or GS Covered Person for occurrences which take place or are alleged to have taken place on or after the Distribution Time, with respect to any NextLevel Systems Covered Person, CommScope Covered Person, or GS Covered Person.

    (b) ACCESS TO POLICIES FOLLOWING TERMINATION TIME. Notwithstanding the provisions of Section 3.2(a) hereof, from and after their respective Termination Time under any Occurrence-Based Policy each NextLevel Systems Covered Person, CommScope Covered Person, and GS Covered Person shall have the right to coverage and to make or pursue a claim for coverage under such Occurrence-Based Policy with respect to all claims, suits, actions, proceedings, injuries, losses, liabilities, occurrences, and damages incurred or claimed to have been incurred prior to such Termination Time, as well as all expenses that relate to such claims, suits, actions, proceedings, injuries, losses, liabilities, occurrences, and damages, whether incurred prior to or after such Termination Time, by such Covered Person in or in connection with the operation of, or otherwise related to, (i) the Communications Business, with respect to any NextLevel Systems Covered Person, (ii) the Cable Manufacturing Business, with respect to any CommScope Covered Person, or (iii) the Power Semiconductor Business, with respect to any GS Covered Person, in each case subject to the terms, conditions, and limitations of such Occurrence-Based Policy, provided, however,

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that nothing in this Section 3.2(b) shall be deemed to constitute or reflect an assignment of any such Occurrence-Based Policy.

    (c) POLICY LIMITS. Any NextLevel Systems Covered Person, CommScope Covered Person, or GS Covered Person entitled hereunder to make or pursue a claim for insurance coverage under an Occurrence-Based Policy may claim for such insurance as and to the extent that such insurance is available up to the full extent of the applicable limits of liability under such Occurrence-Based Policy. Notwithstanding the foregoing, each of NextLevel Systems, CommScope, and GS shall, to the extent any of its respective Covered Persons shall have exhausted all or any portion of the limits of liability, if any, under any Occurrence-Based Policy, use its best efforts to obtain and maintain in full force and effect a Policy in replacement of the limits of liability exhausted under such Occurrence-Based Policy for all claims which would be covered thereby absent such exhaustion (including any pending or known claims), and be responsible for and pay all costs and expenses in connection therewith, which Policy shall provide at least the same coverage, and contain terms and provisions which are no less favorable to the insured parties, as existed under the Occurrence-Based Policy in respect of which such replacement is obtained, provided, however, that no party hereto shall be required to expend more than an amount equal to 350% of the original premium paid with respect to the portion of the limits of liability under such Occurrence-Based Policy (determined on a pro rata basis) exhausted by such party's respective Covered Persons to obtain a replacement Policy as contemplated hereby, it being understood that each party hereto shall nonetheless be required to obtain the maximum amount of replacement coverage available for such 350% premium amount in accordance with the terms and provisions of this sentence. If at any time a party (an "IMPAIRING PARTY") hereto becomes aware (such party being deemed to be aware whenever any of the directors or executive officers of such party or any other member of its respective Group become aware) of a claim or potential claim against any of such Impairing Party's respective Covered Persons, which claim is reasonably likely to exhaust (but has not yet exhausted) all or any portion of the aggregate limits of liability, if any, under any Occurrence-Based Policy (a "POTENTIAL IMPAIRMENT"), such Impairing Party shall promptly provide notice of such Potential Impairment to the other parties hereto. If such Potential Impairment actually occurs, the Impairing Party shall have five business days thereafter to obtain a Policy in replacement of such limits of liability (in accordance with the terms and provisions of the second preceding sentence).

    3.3 COVERAGE UNDER CLAIMS-MADE POLICIES.

    (a) TERMINATION OF COVERAGE UNDER CLAIMS-MADE POLICIES. The parties hereto agree to take or cause to be taken all necessary or appropriate action so that, notwithstanding anything to the contrary contained in any Claims-Made Policy, coverage under the Claims-Made Policies shall be terminated so that no Claims-Made Policy shall afford any future coverage to any NextLevel Systems Covered Person, CommScope Covered Person, or GS Covered Person for claims which have not been reported or made as provided by the terms of such Claims-Made Policy prior to the Distribution Time, with respect to any NextLevel System Covered Person, CommScope Covered Person, or GS Covered Person.

    (b) ACCESS TO POLICIES FOLLOWING TERMINATION TIME. Notwithstanding the provisions of Section 3.3(a) hereof, from and after their respective Termination Time under any Claims-Made Policy each NextLevel Systems Covered Person, CommScope Covered Person, and GS Covered Person shall have the right to coverage and to make or pursue a claim for coverage under such Claims-Made Policy with respect to all claims, suits, actions, proceedings, injuries, losses, liabilities, occurrences, damages, and expenses which are reported in accordance with the terms of such Claims-Made Policy prior to such Termination Time and which are incurred or claimed to be incurred by such Covered Person in or in connection with the operation of, or otherwise related to, (i) the Communications Business, with respect to any NextLevel Systems Covered Person,
(ii) the Cable Manufacturing Business, with respect to any CommScope Covered Person, or (iii) the Power Semiconductor Business, with respect to any GS Covered Person, in each case subject to the terms, conditions, and limitations of such Claims-Made Policy, provided, however, that nothing in this Section 3.3(b) shall be deemed to constitute or reflect an assignment of any such Claims-Made Policy.

    (c) POLICY LIMITS. Any NextLevel Systems Covered Person, CommScope Covered Person, or GS Covered Person entitled hereunder to make or pursue a claim for insurance coverage under a Claims-Made Policy may claim for such insurance as and to the extent that such insurance is available up to the full extent of the applicable limits of liability under such Claims-Made Policy. Notwithstanding the foregoing, each of GS, NextLevel Systems, and CommScope shall, to the extent any of its respective Covered Persons shall have exhausted all or any portion of the limits of liability, if any, under any Claims-Made Policy, use its best efforts to obtain and maintain in full force and effect at its own cost a Policy in replacement of the limits of liability exhausted under such Claims-Made Policy for all claims which would be covered thereby absent such exhaustion (including any pending or known claims), and be responsible for and pay all costs and expenses in connection therewith, which Policy shall provide at least the same coverage, and contain terms and provisions which are no less favorable to the insured parties, as existed under the Claims-Made Policy in respect of which such replacement is obtained, provided, however, that no party hereto shall be required to expend more than an amount equal to 350% of the original premium paid with respect to the portion of the limits of liability under such Claims-Made Policy (determined on a pro rata basis) exhausted by such party's respective Covered Persons to obtain a replacement Policy as contemplated hereby, it being understood that each party hereto shall nonetheless be required to obtain the maximum amount of replacement coverage available for such 350% premium amount in accordance with the terms and provisions of this sentence. If at any time an Impairing Party becomes aware (such party being deemed to be aware whenever any of the directors or executive officers of such party or any other member of its respective Group become aware) of a claim or potential claim against any of such Impairing Party's respective Covered Persons which claim is reasonably likely to exhaust (but has not yet exhausted) all or any portion of the aggregate limits of liability, if any, under any Claims-Made Policy, such Impairing Party shall promptly provide notice of such Potential Impairment to the other parties hereto. If such Potential Impairment actually occurs, the Impairing Party shall have five business days thereafter to obtain a Policy in replacement of such limits of liability (in accordance with the terms and provisions of the second preceding sentence).


    3.4 COVERAGE UNDER RETROSPECTIVE-RATED POLICIES.

    (a) TERMINATION OF COVERAGE AT DISTRIBUTION TIME. The parties hereto agree to take or cause to be taken all necessary or appropriate action so that, notwithstanding anything to the contrary contained in any Retrospective-Rated Policy, coverage under the Retrospective-Rated Policies shall be terminated so that none of the Retrospective-Rated Policies shall afford any future coverage to any NextLevel Systems Covered Person, CommScope Covered Person, or GS Covered Person for occurrences which take place or are alleged to have taken place on or after the Distribution Time, with respect to any NextLevel Systems Covered Person, CommScope Covered Person, or GS Covered Person.

    (b) ACCESS TO POLICIES AND POLICY LIMITS. Notwithstanding the provisions of Section 3.4(a) hereof, from and after their respective Termination Time under any Retrospective-Rated Policy each NextLevel Systems Covered Person, CommScope Covered Person, and GS Covered Person shall have the right to coverage and to make or pursue a claim for coverage under such Retrospective-Rated Policy with respect to all claims, suits, actions, proceedings, injuries, losses, liabilities, occurrences, and damages incurred or claimed to have been incurred prior to such Termination Time, as well as all expenses that relate to such claims, suits, actions, proceedings, injuries, losses, liabilities, occurrences, and damages, whether incurred prior to or after such Termination Time, by such Covered Person in or in connection with the operation of, or otherwise related to, (i) the Communications Business, with respect to any NextLevel Systems Covered Person, (ii) the Cable Manufacturing Business, with respect to any CommScope Covered Person, or (iii) the Power Semiconductor Business, with respect to any GS Covered Person, in each case subject to the terms, conditions, and limitations of such Retrospective-Rated Policy, provided, however, that nothing in this Section 3.4(b) shall be deemed to constitute or reflect an assignment of any such Retrospective-Rated Policy. Any NextLevel Systems Covered Person, CommScope Covered Person, or GS Covered Person may claim insurance coverage under a Retrospective-Rated Policy as and to the extent that such insurance is available up to the full extent of the applicable limits of liability under such Retrospective-Rated Policy.

    3.5 COVERAGE UNDER EXCLUSIVE POLICIES. From and after the Distribution Time, coverage under any Exclusive Policy may (at the option of the party or parties shown as the named insured thereunder, and subject to the rights of the insurers thereunder) continue with respect to any claims, suits, actions, proceedings, injuries, losses, liabilities, occurrences, damages, or expenses incurred or claimed to have been incurred prior to, on, or after the Distribution Time, subject to the terms, conditions, and limitations of such Exclusive Policy, provided, however, that (i) no member of the NextLevel Systems Group or GS Group shall have any liability or obligation with respect to any of the CommScope Exclusive Policies, and (ii) no member of the CommScope Group or GS Group shall have any liability or obligation with respect to any of the NextLevel Systems Exclusive Policies.

    3.6 ASSISTANCE IN OBTAINING ADDITIONAL COVERAGE. Each of the parties hereto agrees to use its reasonable best efforts to assist the other parties in the transition to obtain separate insurance coverage for the NextLevel Systems Group, CommScope Group, and GS Group from and after the NextLevel Systems Distribution Date, which assistance shall include, but shall not be limited to, the identification of potential insurance carriers.

    3.7 DISCOVERY PERIODS. Except as specified in this Section 3.7 and except as the parties hereto may otherwise agree, the parties hereto acknowledge and agree that when this Agreement calls for the termination of insurance coverage under a Claims-Made Policy, such insurance coverage shall be terminated as of the time specified and that no discovery period of coverage in respect of such Policy shall be provided thereunder, notwithstanding anything to the contrary contained herein or in any such Policy. Notwithstanding the foregoing, GS shall use its reasonable best efforts to cause the relevant insurers under the Claims-Made Policies providing directors' and officers' liability insurance to offer to GS the maximum discovery period of coverage available under said Claims-Made Policies, and/or to purchase run-off coverage for the liabilities insured under said Claims-Made Policies with an aggregate limitation of liability separate from the limitation of liability under said Claims-Made Policies. All premiums, costs, and other charges with respect to any discovery period of coverage provided under any Claims-Made Policy or any run-off coverage for the liabilities insured under any Claims-Made Policy shall be the sole responsibility of (i) NextLevel Systems, with respect to coverage for NextLevel Systems Covered Persons, (ii) CommScope, with respect to coverage for CommScope Covered Persons, and (iii) GS, with respect to coverage for GS Covered Persons. Each party hereto shall not (and shall not permit any of its respective Covered Persons over which it has legal or effective direct or indirect control to) take any action contrary to the provisions of this Section 3.7.

    3.8 FURTHER ASSURANCES. Each of NextLevel Systems, CommScope, and GS agrees to take (and to cause each of its respective Covered Persons over which it has direct or indirect legal or effective control to take) all such actions as are necessary or appropriate, including the provision of notice to all relevant insurance carriers, to effectuate the purposes of this Article III.


                                     ARTICLE IV

                     PREMIUMS, DEDUCTIBLES, AND RELATED MATTERS

    4.1 OCCURRENCE-BASED AND CLAIMS-MADE POLICIES.

    (a) PREMIUMS IN RESPECT OF OCCURRENCE-BASED AND CLAIMS-MADE POLICIES. From and after the Distribution Time, all premiums, costs, and other charges with respect to any Occurrence-Based Policy or Claims-Made Policy shall be paid by GS, provided, however, that (i) NextLevel Systems shall promptly reimburse GS in full for any such premiums, costs, or other charges in respect of the cover afforded under any such Occurrence-Based Policy or Claims-Made Policy to any NextLevel Systems Covered Person, and (ii) CommScope shall promptly reimburse GS in full for any such premiums, costs, or other charges in respect of the cover afforded under any such Occurrence-Based Policy or Claims-Made Policy to any CommScope Covered Person, in each case determined in accordance with GI's historical practices with respect to the allocation of such premiums, costs, and charges prior to the date hereof. All amounts refunded from and after the Distribution Time by insurance carriers in respect of premiums previously paid under any Occurrence-Based Policy or Claims-Made Policy shall be the sole property of NextLevel

Systems, provided, however, that NextLevel Systems shall promptly pay to CommScope or GS, as applicable, upon receipt thereof from an insurance carrier, the CommScope Group's or the GS Group's respective share of any such amounts refunded (such respective share to be determined in accordance with GI's historical practices with respect to the allocation of insurance premiums among its Subsidiaries and divisions prior to the date hereof). Each of CommScope and GS shall (and shall cause each member of its respective Group over which it has direct or indirect legal or effective control to) promptly pay to NextLevel Systems any such refunded amounts actually received by it to which NextLevel Systems is entitled pursuant hereto.

    (b) DEDUCTIBLES, RETENTIONS, AND SELF-INSURED AMOUNTS. From and after the Distribution Time, all deductibles, retentions, and self-insured amounts with respect to coverage or a claim for coverage under any Occurrence-Based Policy or Claims-Made Policy shall be the sole responsibility of (i) NextLevel Systems, with respect to any coverage or claim for coverage in respect of any NextLevel Systems Covered Person, (ii) CommScope, with respect to any coverage or claim for coverage in respect of any CommScope Covered Person, and (iii) GS, with respect to any coverage or claim for coverage in respect of any GS Covered Person.

    4.2 RETROSPECTIVE-RATED POLICIES.

    (a) PREMIUMS, COSTS, AND OTHER CHARGES. From and after the Distribution Time, all premiums, costs, and other charges with respect to any Retrospective-Rated Policy, including claim payments and associated expenses under cost plus or fronting policies or retrospective-rated premium programs, shall be the sole responsibility of and be paid by GS, provided, however, that
(i) NextLevel Systems shall promptly reimburse GS for all such premiums, costs, and other charges paid by GS (including amounts paid by GS as reimbursement in respect of amounts drawn under Letters of Credit maintained by GS pursuant to
Section 7.1 hereof) in respect of coverage provided for any NextLevel Systems Covered Person to the extent such premiums, costs, and other charges exceed the amount of the Claims Deposit, and (ii) CommScope shall promptly reimburse GS for all such premiums, costs, and other charges paid by GS (including amounts paid by GS as reimbursement in respect of amounts drawn under Letters of Credit maintained by GS pursuant to Section 7.1 hereof) in respect of coverage provided for any CommScope Covered Person to the extent such premiums, costs, and other charges exceed the amount of the Claims Deposit. All amounts refunded from and after the Distribution Time by insurance carriers in respect of premiums previously paid under any Retrospective-Rated Policy shall be the sole property of GS, provided, however, that GS shall promptly pay to (i) NextLevel Systems, all such refunded amounts in respect of coverage provided for any NextLevel Systems Covered Person under such Retrospective-Rated Policy, and (ii) CommScope, all such refunded amounts in respect of coverage provided for any CommScope Covered Person under such Retrospective-Rated Policy.

    (b) DEDUCTIBLES, RETENTIONS, AND SELF-INSURED AMOUNTS. From and after the Distribution Time, all deductibles, retentions, and self-insured amounts with respect to coverage or a claim for coverage under any Retrospective-Rated Policy shall be the sole responsibility of (i) NextLevel Systems, with respect to any coverage or claim for coverage in respect of any NextLevel Systems Covered Person, (ii) CommScope, with respect to any coverage or claim for coverage in respect of any CommScope Covered Person, and (iii) GS, with respect to any coverage or claim for coverage in respect of any GS Covered Person.

    4.3 EXCLUSIVE POLICIES. From and after the Distribution Time, all deductibles, retentions, self-insured amounts, premiums, and other costs with respect to any Exclusive Policy or claim for coverage thereunder shall be the sole responsibility of, and all refunded premiums with respect to any Exclusive Policy shall be the sole property of, (i) NextLevel Systems, with respect to any NextLevel Systems Exclusive Policy, and (ii) CommScope, with respect to any CommScope Exclusive Policy.

    4.4 EXCESS COSTS AND SETTLEMENTS. Each Covered Person shall be responsible for any excess costs and expenses relating to its respective claims permitted hereunder (or those of any member of its respective Group) under the Common Policies, including defense costs to the extent such defense costs are not covered under such Common Policies, and shall be responsible for obtaining or reviewing the appropriateness of releases upon settlement of such claims.

    4.5 EFFECT ON OTHER AGREEMENTS. Notwithstanding anything to the contrary contained herein, nothing in this Article IV shall be construed to alter or in any way limit any rights to indemnity provided in the Distribution Agreement or in any other Ancillary Agreement (as such term is defined in the Distribution Agreement).

                                      ARTICLE V

                                   ADMINISTRATION

    5.1 OCCURRENCE-BASED AND CLAIMS-MADE POLICIES.

    (a) ADMINISTRATION.  From and after the NextLevel Systems Distribution
Date, Claims Administration and Insurance Administration with respect to the Occurrence-Based Policies and Claims-Made Policies shall be the responsibility of (i) NextLevel Systems, with respect to any coverage or claim for coverage of any NextLevel Systems Covered Person, (ii) CommScope, with respect to any coverage or claim for coverage of any CommScope Covered Person, and (iii) GS, with respect to any coverage or claim for coverage of any GS Covered Person. Each of NextLevel Systems and CommScope shall (and shall cause each of its respective Covered Persons over which it has direct or indirect legal or effective control to) provide prompt notice to GS of all actions taken by it with respect to the Claims Administration and Insurance Administration for the Occurrence-Based Policies and Claims-Made Policies as contemplated by this
Section 5.1. Each party hereto shall (and shall cause each other member of its Group over which it has direct or indirect legal or effective control to) take all necessary or appropriate action, if any, to delegate Claims Administration and Insurance Administration with respect to the Occurrence-Based Policies and Claims-Made Policies to any other party who is to assume such responsibilities pursuant hereto, but, to the extent any party hereto (a "PRECLUDED PARTY") is not permitted by the terms of any such policy to engage in Claims Administration or Insurance Administration with respect to coverage or claims for its respective Covered Persons, the party permitted to engage in Claims Administration or Insurance Administration shall do so with respect to coverage or claims for the Precluded Party's Covered Persons only upon the express
authorization and direction of such Precluded Party.   Each party hereto shall
be responsible for its own disbursements and out-of-pocket expenses and the direct and indirect costs of its employees or agents relating to Claims Administration and Insurance Administration contemplated by this Section 5.1. Notwithstanding anything to the contrary contained herein, GS shall have the right to undertake at its own cost and expense Claims Administration and/or Insurance Administration with respect to any coverage or claim for coverage of any NextLevel Systems Covered Person or CommScope Covered Person.

    (b) EFFECT OF ADMINISTRATIVE RESPONSIBILITIES. Each of NextLevel Systems, CommScope, and GS acknowledges and agrees that each other party's responsibilities under this Section 5.1 for Claims Administration and Insurance Administration shall not relieve any party submitting an insured claim under any Occurrence-Based Policy or Claims-Made Policy of (a) the primary responsibility for reporting such insured claim accurately, completely, and in a timely manner, or (b) any other right or responsibility which such party may have pursuant to the terms of any Occurrence-Based Policy or Claims-Made Policy.

    5.2 RETROSPECTIVE-RATED POLICIES. From and after the Distribution Time, GS shall be solely responsible for Claims Administration and Insurance Administration with respect to the Retrospective-Rated Policies including, without limitation, the administration of all billings associated with the Retrospective-Rated Policies by the insurance carriers thereunder. Notwithstanding the foregoing, each of NextLevel Systems and CommScope shall retain the right to, at its option, direct the management, defense, reporting, and settlement of claims involving its respective Covered Persons under the Retrospective-Rated Policies. GS shall not settle any claim against any NextLevel Systems Covered Person or CommScope Covered Person under any Retrospective-Rated Policy without the consent of NextLevel Systems or CommScope, respectively.

                                     ARTICLE VI

                                      PROCEEDS

    6.1 OCCURRENCE-BASED AND CLAIMS-MADE POLICIES.  From and after the
NextLevel Systems Distribution Date, Insurance Proceeds received with respect to claims, costs, and expenses under the Occurrence-Based Policies and Claims-Made Policies shall be paid to the Covered Person to which such Insurance Proceeds are due pursuant to the terms of such Policies.

    6.2 RETROSPECTIVE-RATED POLICIES. From and after the NextLevel Systems Distribution Date, Insurance Proceeds received with respect to claims, costs, and expenses under the Retrospective-Rated Policies shall be paid, as appropriate, to the Covered Person to which such Insurance Proceeds are due pursuant to the terms of such Policies.

    6.3 RETURN OF PROCEEDS. Each of NextLevel Systems, CommScope, and GS shall (and shall cause each of its respective Covered Persons over which it has direct or indirect legal or effective control to) promptly pay to each other party any Insurance Proceeds actually received by it to which any of such other party's Covered Persons are entitled pursuant hereto, which other party shall then distribute such Insurance Proceeds to the Covered Person to which they are due pursuant hereto.


                                     ARTICLE VII

                         LETTERS OF CREDIT AND SURETY BONDS

    7.1 MAINTENANCE. (a) LETTERS OF CREDIT. From and after the NextLevel Systems Distribution Date, to secure obligations under the Retrospective-Rated Policies relating to periods preceding the Distribution Time, GS shall, for such time as may be required by law or the terms of any Retrospective-Rated Policy, maintain in full force and effect the letters of credit identified on SCHEDULE 7.1-A hereto or, as necessary or appropriate, substitute therefor and maintain in full force and effect letters of credit acceptable to the insurance carriers and/or surety under the Retrospective-Rated Policies issued by comparably rated lenders containing substantially identical terms and conditions (collectively, the "LETTERS OF CREDIT").

    (b) SURETY BONDS. The parties hereto acknowledge that GI is obligated to indemnify the sureties under certain performance bonds and other surety instruments that secure obligations of the NextLevel Systems Business, NextLevel Systems Group, CommScope Business, CommScope Group, GS Business, and/or GS Group including, but not limited to, the surety instruments identified on SCHEDULE 7.1-B hereto (the "GI-PROVIDED BONDS"). From and after the Distribution Time, GS shall maintain such GI-Provided Bonds in place for such time as may be required by law. To the extent possible on commercially reasonable terms, each of NextLevel Systems and CommScope shall use reasonable commercial efforts to obtain a replacement for each GI-Provided Bond that secures obligations of the NextLevel Systems Business or NextLevel Systems Group (in the case of NextLevel Systems) or the CommScope Business or CommScope Group (in the case of CommScope) and to thereafter arrange for the release of GS from the GI-Provided Bond which has been so replaced. If the surety under any GI-Provided Bond is required to and does in fact perform according to the terms of said GI-Provided Bond and GS is required to and does in fact indemnify such surety in respect thereof, (i) NextLevel Systems shall reimburse GS for all amounts actually paid by GS to such surety to the extent such amounts constitute NextLevel Systems Liabilities, and
(ii) CommScope shall reimburse GS for all amounts actually paid by GS to such surety to the extent such amounts constitute CommScope Liabilities.

    7.2 REIMBURSEMENT FOR MAINTENANCE FEES.  Each of NextLevel Systems and
CommScope hereby agrees to reimburse GS annually commencing on [          ],
199_ (such date and each anniversary thereof being referred to herein as a "DUE DATE") for the actual and reasonable administrative fees and expenses paid by GS (the "LC

MAINTENANCE FEES") in respect of the issuance and maintenance of the Letters of Credit during the twelve-month period ended 31 days prior to such year's Due Date (each, a "YEARLY PERIOD"), to the extent such Letters of Credit secure obligations relating to any NextLevel Systems Covered Person or CommScope Covered Person, respectively, under the Retrospective-Rated Policies. The amount of the LC Maintenance Fees for each Yearly Period which shall be the responsibility of NextLevel Systems and CommScope hereunder shall be based on the total outstanding reserves showing on the books and records of [insurer(s)],
as of [          ] during such Yearly Period, for claims by all NextLevel
Systems Covered Persons, CommScope Covered Persons, and GS Covered Persons under the Retrospective-Rated Policies relating to periods prior to the Distribution Time (the "YEARLY TOTAL RESERVES"). NextLevel Systems shall reimburse GS hereunder for an amount equal to the LC Maintenance Fees for each Yearly Period multiplied by a fraction, (i) the numerator of which is equal to the outstanding
reserves showing on the books and records of [insurer(s)], as of [          ]
during such Yearly Period, for claims by all NextLevel Systems Covered Persons under the Retrospective-Rated Policies relating to periods prior to the Distribution Time, and (ii) the denominator of which is equal to the Yearly Total Reserves for such Yearly Period. CommScope shall reimburse GS hereunder for an amount equal to the LC Maintenance Fees for each Yearly Period multiplied by a fraction, (i) the numerator of which is equal to the outstanding reserves
showing on the books and records of [insurer(s)],  as   of
[         ] during such Yearly Period, for claims by all CommScope Covered
Persons under the Retrospective-Rated Policies relating to periods prior to the Distribution Time, and (ii) the denominator of which is equal to the Yearly Total Reserves for such Yearly Period.


                                    ARTICLE VIII

                                    MISCELLANEOUS

    8.1 TERMINATION. This Agreement may not be terminated except upon the written agreement of each of the parties hereto.

    8.2 FURTHER ASSURANCES. If at any time after the NextLevel Systems Distribution Date any further action is necessary or desirable to carry out the purposes of this Agreement, each of NextLevel Systems, CommScope, and GS shall, on the written request of any of them, take (or cause the appropriate member of its Group over which it has direct or indirect legal or effective control to take) all such reasonably necessary or desirable action. If subsequent to the NextLevel Systems Distribution Date any Policy showing any member of the NextLevel Systems Group, CommScope Group, or GS Group, or any of their respective predecessors, as named insured is discovered which was in effect for periods prior to the Distribution Time and has not been addressed by the provisions of this Agreement, the parties hereto agree to negotiate in good faith an arrangement with respect to such Policy which shall give, to the fullest extent possible, effect to the purposes of this Agreement and the transactions contemplated by the Distribution Agreement.

    8.3 COOPERATION. The parties hereto agree to use their reasonable best efforts to cooperate with respect to the various insurance matters contemplated by this Agreement. Each party hereto shall not (and shall not permit any of its respective Covered Persons over which it has legal or effective direct or indirect control to) take any action or permit any inaction that could reasonably be expected to jeopardize or otherwise interfere with the rights of any other party (or any of such other party's respective Covered Persons) hereunder or the ability of any other party (or any of such other party's respective Covered Persons) to collect any proceeds which might be available under any of the Policies addressed herein in accordance with the terms of this Agreement.

    8.4 NO REPRESENTATIONS AND WARRANTIES. The parties hereto understand and agree that no representation or warranty as to the existence, applicability, or extent of insurance coverage for the Communications Business, the Cable Manufacturing Business, or the Power Semiconductor Business under any Policy is herein being made.

    8.5 LIMITATION ON LIABILITY. Except as may be otherwise expressly provided for herein, no party hereto shall be liable hereunder to another party or any of such other party's Covered Persons for claims not reimbursed by insurers for any reason not within the control of such party including, without limitation, coinsurance provisions, deductibles, quota share deductibles, exhaustion of aggregates, self-insured retentions, bankruptcy or insolvency of an insurance carrier, Policy limitations or restrictions, any coverage disputes, any failure to timely claim, or any defect in such claim or its processing.

    8.6 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, no party hereto may assign or delegate, whether by operation of law or otherwise, any of such party's rights or obligations under or in connection with this Agreement without the written consent of each other party hereto. No assignment will, however, release the assignor of any of its obligations under this Agreement or waive or release any right or remedy the other parties may have against such assignor hereunder. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will be binding upon and enforceable against the respective successors and assigns of such party and will be enforceable by and will inure to the benefit of the respective successors and permitted assigns of such party.

    8.7 MODIFICATION; WAIVER; SEVERABILITY. This Agreement may not be amended or modified except in a writing executed by each of the parties hereto. The failure by any party to exercise or a delay in exercising any right provided for herein shall not be deemed a waiver of any right hereunder. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

    8.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.

    8.9 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

    8.10 NOTICES. All notices, demands, or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally or five business days after mailing by certified or registered mail, return receipt requested and postage prepaid, to the recipient at such recipient's address as indicated below:

NEXTLEVEL SYSTEMS:                     8770 West Bryn Mawr Avenue
                                       Chicago, Illinois 60631
                                       Attention:  General Counsel

COMMSCOPE:                             1375 Lenoir-Rhyne Boulevard
                                       Hickory, North Carolina 28601
                                       Attention:  General Counsel

GS:                                    10 Melville Park Road
                                       Melville, New York 11747-3113
                                       Attention:  General Counsel

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

    8.11 SURVIVAL. Each of the agreements of the parties herein shall survive the NextLevel Systems Distribution Date.

    8.12 NO THIRD PARTY BENEFICIARIES. This Agreement is made solely for the benefit of the parties hereto and their respective Covered Persons and shall not give rise to any rights of any kind to any other third parties.

    8.13 OTHER. ALL QUESTIONS AND/OR DISPUTES CONCERNING THE CONSTRUCTION, VALIDITY, AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF DELAWARE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES TO BE SUBJECT TO, AND HEREBY CONSENTS AND SUBMITS TO, THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE FEDERAL COURTS SITTING IN THE STATE OF DELAWARE. This Agreement, together with the Distribution Agreement and other Ancillary Agreements (as such term is defined in the Distribution Agreement), constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof.

    8.14 SOLE AGENT. In all matters relating to this Agreement, including the resolution of any disputes relating to this Agreement between any members of different Groups, (i) NextLevel Systems shall be the sole agent for the members of the NextLevel Systems Group, (ii) CommScope shall be the sole agent for the members of the CommScope Group, and (iii) GS shall be the sole agent for members of the GS Group. No member of any Group shall have any authority to represent itself in any such matter or to terminate such agency without the prior written consent of each party hereto.

    8.15 NO DOUBLE RECOVERY. No provision of this Agreement shall be construed to provide recovery to any Person for any costs, expenses, or other amounts for which such Person has been fully compensated under any other provision of this Agreement, any other agreement or otherwise.

    IN WITNESS WHEREOF, the parties have made and entered into this Insurance Agreement as of the date first set forth above.

                                          NEXTLEVEL SYSTEMS, INC.

                                          By:
                                             --------------------------
                                          Name:
                                          Title:

                                          COMMSCOPE, INC.

                                          By:
                                             --------------------------
                                          Name:
                                          Title:

                                          GENERAL SEMICONDUCTOR, INC.

                                          By:
                                             --------------------------
                                          Name:
                                          Title: